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                                                                   EXHIBIT 3.1

                      RESTATED CERTIFICATE OF INCORPORATION OF
                           DIGITAL MICROWAVE CORPORATION

                    Digital Microwave Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          1. The original Certificate of Incorporation of this corporation was filed with the Secretary of State of Delaware on February 13, 1987.

          2. This Restated Certificate of Incorporation was duly adopted by the Board of Directors of the corporation on February 27, 1987 in accordance with the provisions of Sections 241 and 245 of the General Corporation Law of the State of Delaware. The Corporation has not received payment for any of its stock. The Restated Certificate of Incorporation restates, integrates and further amends the original Certificate of Incorporation by increasing the authorized capital stock and making other conforming changes to Article
IV. The text of the Restated Certificate of Incorporation as amended and restated shall be read in full as follows:

                                   ARTICLE I

                    The name of this corporation is Digital Microwave
Corporation.

                                     ARTICLE II

                    The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, the City of Wilmington, County of New Castle, and the name of its registered agent at that address is The Corporation Trust Company.

                                    ARTICLE III

                    The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                    ARTICLE IV

          (A)  Classes of Stock.

                    This corporation is authorized to issue two classes of shares to be designated, respectively, "Preferred Stock" and "Common Stock." The total number of shares which the corporation is authorized to issue is thirty-five million (35,000,000). Five million (5,000,000) shares shall be Preferred Stock, consisting of 1,000,000 shares designated Series A Preferred Stock and 500,000 shares designated Series B Preferred Stock and thirty million (30,000,000) shares shall be Common Stock. The Preferred Stock shall have a par value of $.01 per share; the Common Stock shall have a par value of $.01 per share.

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          (B)  THE RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF THE
SERIES A AND SERIES B PREFERRED STOCK (COLLECTIVELY, THE "PREFERRED STOCK") ARE FIXED AND DETERMINED AS SET FORTH BELOW.

                    The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the shares of Preferred Stock and Common Stock then outstanding, voting as a single class. Except as to the Series A and Series B Preferred Stock and except as otherwise provided in this Certificate of Incorporation, the Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon such additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them. They Board of Directors is also authorized to decrease the number of shares of any series, subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. Unless otherwise specified, all cross-references in this part (B) are to other paragraphs contained herein.

     1.  DIVIDEND PROVISIONS.

                    (a) The holders of shares of Series A and Series B Preferred Stock shall be entitled to receive distributions (as defined below), out of any assets legally available therefor, when, as and if declared by the Board of Directors; provided that no distribution shall be paid on the shares of Common Stock unless a distribution in the same amount per share is paid contemporaneously on the shares of Series A and Series B Preferred Stock, on the basis of the number of shares of Common Stock into which such shares of Series A and Series B Preferred Stock would be convertible as provided in paragraph 4 on the record date for determining the holder of Common Stock entitled to such dividends.

                    (b) For purposes of this paragraph 1, unless the context otherwise requires, distribution shall mean the transfer of cash or property without consideration (other than under paragraphs 2 or 5 hereof), whether by way of dividend or otherwise, payable other than in Common Stock, or the purchase or redemption of shares of this corporation (other than repurchases of Common Stock held by employees or consultants of this corporation upon termination of their employment or services pursuant to agreements providing for such repurchase) for cash or property, including any such transfer, purchase or redemption by a subsidiary of this corporation.

     2.  LIQUIDATION PREFERENCE.

                    (a) In the event of any liquidation, dissolution or winding up of this corporation, whether voluntary or involuntary, the holders of shares of Series A and Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common

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Stock by reason of their ownership thereof, an amount per share of (i) $3.50 for each outstanding share of Series A Preferred Stock (the "Original Series A Issue Price") held by such holder, (ii) $6.00 for each outstanding share of Series B Preferred Stock (the "Original Series B Issue Price") held by such holder (the Original Series A Issue Price and the Original Series B Issue Price being referred to collectively as the "Original Issue Price"), and
(iii) an amount equal to the declared but unpaid dividends, if any, on each such share. If upon the occurrence of such event, the assets and funds available to be distributed among the holders of shares of Series A and Series B Preferred Stock and any other series of Preferred Stock which ranks on a parity with the Series A and Series B Preferred Stock in liquidation (the "Parity Preferred") shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of this corporation legally available for distribution shall be distributed ratably among the holders of the Series A and Series B Preferred Stock and the Parity Preferred in proportion to the full preferential amount each such holder is otherwise entitled to receive.

                    (b) Upon the completion of the distribution required by paragraph 2(a), if assets remain in this corporation, the holders of shares of Common Stock shall be entitled to receive the amount per share of $3.50 (adjusted to reflect subsequent stock dividends, stock splits or recapitalizations) for each outstanding share of Common Stock held by them. If upon the completion of the distribution required by paragraph 2(a), the assets and funds available to be distributed among the holders of shares of Common Stock shall be insufficient to permit the payment to such holders of the full aforesaid amounts, then the remaining assets and funds of this corporation legally available for distribution shall be distributed ratably among the holders of the Common Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive.

                    (c) Upon the completion of the distributions required by paragraphs 2(a) and (b), if assets remain in this corporation, the remaining assets and funds of the corporation shall be distributed ratably among the holders of the then outstanding shares of Series A and Series B Preferred Stock, Parity Preferred and Common Stock of this corporation in the same proportion as the number of shares of outstanding Series A and Series B Preferred Stock and Parity Preferred then held by each of them bears to the total number of shares of outstanding Common Stock and Common Stock issuable upon conversion of outstanding Series A and Series B Preferred Stock and Parity Preferred.

                    (d) A sale, conveyance or disposition of all or substantially all of the assets of this corporation, or a consolidation or merger of this corporation with or into any other corporation in which the stockholders of this corporation own less than a majority of the combined voting power of the surviving corporation, shall not be considered to be a liquidation, dissolution or winding up within the meaning of this paragraph 2, but shall instead be treated pursuant to paragraph 5 hereof.

               3.  REDEMPTION.

                    (a) On or at any time after the receipt by this corporation from the holders of a majority of the then outstanding shares of Series A and Series B Preferred Stock of their written consent to redemption hereunder of their respective shares, this corporation may at any time it may lawfully do so, at the option of the Board of Directors, redeem in whole or in part the respective outstanding shares of Series A and Series B Preferred Stock by paying in cash therefor a sum equal to the respective Original Issue Price per share, together with any dividend on each such share that has been declared but remains unpaid prior to the Redemption Date (as hereinafter defined) (such total amount being hereinafter referred to as the "Redemption Price").

                    (b) On or at any time after March 31, 1987, this corporation may at any time it may lawfully do so, at the option of the Board of Directors, redeem in whole or in part the outstanding shares of Series A Preferred Stock by paying in cash therefor a sum equal to the Redemption Price for such Series A Preferred Stock. On or at any time after December 31, 1987, this corporation may at any time it may lawfully do so, at the option of the Board of Directors, redeem in whole or in part the outstanding shares of Series B Preferred Stock by paying in cash therefor a sum equal to the Redemption Price for such Series B Preferred Stock.

                    (c) (i) In the event of any redemption of only a part of the then outstanding shares of Series A and Series B Preferred Stock, this corporation shall effect such redemption pro rata according to the number of shares held by each holder thereof.

                         (ii)  At least 30 but no more than 60 days prior to
each date fixed pursuant to paragraphs 3(a) or 3(b) for any redemption of shares of Series A and Series B Preferred Stock (the "Redemption Date"), written notice shall be mailed, postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of shares of Series A and Series B Preferred Stock to be redeemed, at the address for such holder as it appears on the stock transfer books of this corporation, notifying such holder of the redemption to be effected, specifying the Redemption Date, the Redemption Price, the place at which payment may be obtained and the date on which such holder's Conversion Rights (as hereinafter defined) as to such shares terminate and calling upon such holder to surrender to this corporation, in the manner and at the place designated, his certificate or certificates representing the shares to be redeemed less the number of shares converted between such Notice Date and the Redemption Date (the "Redemption Notice"). Except as provided in paragraph 3(c)(iii), on or after the Redemption Date, each holder of shares of Series A and Series B Preferred Stock to be redeemed shall surrender to this corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. Shares of Series A and Series B Preferred Stock that are redeemed shall be cancelled and shall not be reissued. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                         (iii)   From and after the Redemption Date, unless
there shall have been a default in payment of the Redemption Price, all rights of the holders of the shares designated for redemption in the Redemption Notice, as holders of shares of Series A and Series B Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates), shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this corporation or be deemed to be outstanding for any purpose whatsoever. The shares of Series A and Series B Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein.

                         (iv)  Three days prior to the Redemption Date, this
corporation shall either

                                   (A)  actually deliver to each of the
               holders of the shares to be redeemed a cashier's or certified check in an amount equal to the Redemption Price of such holder's shares to be redeemed, or

                                   (B)  deposit the Redemption Price of
               all outstanding shares of Series A and Series B Preferred Stock designated for redemption in the Redemption Notice, and not yet redeemed or converted, with a bank or trust company having aggregate stated capital and surplus in excess of $50,000,000, as a trust fund for the benefit of the holders of the shares designated for redemption and not yet redeemed and simultaneously deposit irrevocable instruction and authority to such bank or trust company to pay, on and after the date fixed for redemption or prior thereto, the Redemption Price of each share to the holders thereof upon surrender of their certificates.

Any moneys delivered or deposited by this corporation pursuant to this paragraph 3(c)(iv) for the redemption of shares which are thereafter converted into shares of Common Stock pursuant to paragraph 4 hereof no later than the Redemption Date, shall be returned to this corporation forthwith upon such conversion. The balance of any moneys deposited by this corporation pursuant to paragraph 3(c)(iv)(B) remaining unclaimed at the expiration of ninety (90) days following the Redemption Date shall thereafter be returned to this corporation upon its request expressed in a resolution of its Board of Directors, provided that the stockholder to which such moneys would be payable hereunder shall be entitled, upon proof of its ownership of the Series A and Series B Preferred Stock and payment of any bond requested by the Company, to receive such monies but without interest from the Redemption Date.

               4. CONVERSION. The holders of outstanding shares of Series A and Series B Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                    (a)  RIGHT TO CONVERT; AUTOMATIC CONVERSION.

                              (i)  Subject to paragraph 4(c), each share
               of Series A and Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share and prior to the close of business on any Redemption Date as may have been fixed in any Redemption Notice with respect to such share, at the office of this corporation or any transfer agent for such shares, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price by the Conversion Price at the time in effect for such share. The initial Conversion Price per share for shares of Series A Preferred Stock and Series B Preferred Stock shall be $.875 and $1.50, respectively; provided, however, that the Conversion Price for shares of Series A and Series B Preferred Stock shall be subject to adjustment as set forth in paragraph 4(c).

                              (ii)  In the event this corporation gives a
               Redemption Notice with respect to any shares of Series A or Series B Preferred Stock pursuant to paragraph 3 hereof, the Conversion Rights shall terminate as to the shares designated for redemption at the close of business on the Redemption Date, unless default is made in payment of the Redemption Price.

                            (iii)  Each share of Series A and Series B
               Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such Series A and Series B Preferred Stock immediately upon the closing of this corporation's underwritten sale of its Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended (other than a registration statement registering an employee benefit plan or an SEC Rule 145 transaction), which results in aggregate cash proceeds to this corporation of at least $5,000,000, and the public offering price of which is not less than $3.00 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalizations).

                         (b)  MECHANICS OF CONVERSION.  Before any holder of
shares of Series A or Series B Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for such shares, and shall give written notice by mail, postage prepaid, to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of shares of Series A or Series B Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the share of Series A or Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

                    (c) CONVERSION PRICE ADJUSTMENTS OF PREFERRED STOCK. The Conversion Price of the shares of Series A and Series B Preferred Stock shall be subject to adjustment from time to time as follows:

                              (i) (A) If this corporation shall issue any Additional Stock (as hereinafter defined) without consideration or for a consideration per share less than the Conversion Price for shares of Series A Preferred Stock in effect immediately prior to the issuance of such Additional Stock the Conversion Price for the shares of Series A Preferred Stock in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be reduced to:

                              the Conversion Price determined by dividing (X)
               an amount equal to the sum of (a) the product derived by multiplying such Conversion Price in effect immediately prior to such issue or sale times the number of shares of Common Stock Deemed Outstanding (as hereinafter defined) immediately prior to such issue or sale, plus (b) the consideration, if any, received or deemed to be received by this corporation upon such issue or sale, by (Y) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

                              (B) If this corporation shall issue any
               Additional Stock (as hereinafter defined) prior to December 24, 1988 for a consideration per share less than the Conversion Price for shares of Series B Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for the shares of Series B Preferred Stock in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be reduced to the lower of (X) the consideration per share of such Additional Stock but not lower than $4.00 per share or (Y) the Conversion Price determined pursuant to paragraph 4(c)(i)(C).

                              (C) Except as provided in paragraph 4(c)(i)(B),
               if this corporation shall issue any Additional Stock (as hereinafter defined) without consideration or for a consideration per share less than the Conversion Price for shares of Series B Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for the shares of Series B Preferred Stock in effect


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

               immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be reduced to:

                                       the Conversion Price determined by
               dividing (X) an amount equal to the sum of (a) the product derived by multiplying such Conversion Price in effect immediately prior to such issue or sale times the number of shares of Common Stock Deemed Outstanding (as hereinafter defined) immediately prior to such issue or sale, plus (b) the consideration, if any, received or deemed to be received by this corporation upon such issue or sale, by (Y) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

                                       The number of shares of "Common Stock
               Deemed Outstanding" shall equal the sum of the number of shares of Common Stock then outstanding plus the number of shares of Common Stock then obtainable pursuant to (aa) options to purchase or rights to subscribe for Common Stock, (bb) securities by their terms convertible into or exchangeable for Common Stock and (cc) options to purchase or rights to subscribe for such convertible or exchangeable securities.

                              (D) No adjustment of the Conversion Prices for
               shares of Series A and Series B Preferred Stock shall be made in an amount less than five cents per share, provided that any adjustment that is not required to be made by reason of this sentence shall be carried forward and taken into account in any subsequent adjustment. Except to the limited extent provided for in paragraphs (4)(c)(i)(G)(3), (c)(i)(G)(4) and
               (c)(v), no adjustment of such Conversion Prices shall have the effect of increasing the Conversion Prices above the Conversion Prices in effect immediately prior to such adjustment.

                              (E) In the case of the issuance of Common Stock
               for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                              (F) In the case of the issuance of Common Stock
               for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                              (G) In the case of the issuance of options to
               purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities (where the shares of Common Stock issuable upon exercise of such options or rights or upon conversion or exchange of such securities are not excluded from the definition of Additional Stock), the following provisions shall apply:

                                        (1) the aggregate maximum number of
               shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in paragraphs 4(c)(i)(E) and (c)(i)(F)), if any, received by the corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                                        (2) the aggregate maximum number of
               shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by this corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in paragraphs 4(c)(i)(E) and (c)(i)(F));

                                        (3) In the event of any change in the
               number of shares of Common Stock deliverable upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Prices in effect at the time for the Series A and Series B Preferred Stock shall forthwith be readjusted to such Conversion Prices as would have been obtained had the adjustment that was made upon the issuance of such options, rights or securities not converted prior to such change or the options or rights related to such securities not converted prior to such change been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise of any such options or rights or the conversion or exchange of such securities;

                                        (4) Upon the expiration of any such
               options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Prices for the Series A and Series B Preferred Stock shall forthwith be readjusted to such Conversion Prices as would have been obtained had the adjustment which was made upon the issuance of such options, rights or securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

               (ii) For purposes of paragraphs 4(c)(i)(A) and 4(c)(i)(C), "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to paragraph 4(c)(i)(G)) by this corporation after the closing date of the Series A Stock Purchase Agreement ("Series A Purchase Date") with respect to the Series A Preferred Stock and the closing date of the Series B Stock Purchase Agreement ("Series B Purchase Date") with respect to the Series B Preferred Stock other than:

                                   (A) Common Stock issued pursuant to a
               transaction described in paragraph 4(c)(iv),

                                   (B) Up to 1,432,000 shares of Common Stock
               (adjusted to reflect subsequent stock dividends, stock splits or recapitalizations) issued or issuable to employees, officers, directors or consultants of this corporation under any stock option, stock purchase or similar plan,

                                   (C) Common Stock issued or issuable upon
               conversion of shares of Series A and Series B Preferred Stock,

                                   (D) Up to 92,676 shares of Series A
               Preferred Stock (adjusted to reflect subsequent stock dividends, stock splits or recapitalizations) issued or issuable to Tech Associates pursuant to a Multi-Tenant Lease Agreement dated April 1, 1984, as amended by a First Amendment and Supplement to Multi-Tenant Lease Agreement dated August 31, 1984, or

                                   (E) Up to 370,856 shares of Series A
               Preferred Stock (adjusted to reflect subsequent stock dividends, stock splits or recapitalizations) issued or issuable to Microelectronics Technology, Inc. pursuant to the Stock Purchase Agreement dated March 9, 1984 between this corporation and Microelectronics Technology, Inc.

               (iii) For purposes of paragraph 4(c)(i)(B), "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to paragraph 4(c)(i)(G)) by this corporation after the Series B Purchase Date other than:

                    (A) Shares of Common Stock or Series A Preferred Stock
               referred to in paragraphs 4(c)(ii)(A), 4(c)(ii)(C), 4(c)(ii)(D) and 4(c)(ii)(E),

                    (B) Shares of Common Stock issued or issuable to employees, officers, directors or consultants of this corporation under any stock option, stock purchase or similar plan, or

                    (C) Up to 400,000 shares of Common Stock (adjusted to
               reflect subsequent stock dividends, stock splits or recapitalizations) issued or issuable by this corporation as payment for services rendered to this corporation.

               (iv) In the event this corporation should at any time or from time to time after the Series A Purchase Date with respect to the Series A Preferred Stock and the Series B Purchase Date with respect to the Series B Preferred Stock fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Prices of the Series A and Series B Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each such share shall be increased in proportion to such increase of outstanding shares determined by taking paragraph 4(e)(i)(G) into account.

               (v) If the number of shares of Common Stock outstanding at any time after the Series A Purchase date with respect to the Series A Preferred Stock and the Series B Purchase Date with respect to the Series B Preferred Stock is decreased by a combination of the outstanding shares of Common Stock, then, as of the record date of such combination, the Conversion Prices for the Series A and Series B Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each such share shall be decreased in proportion to such decrease in outstanding shares.

                    (d) OTHER DISTRIBUTIONS. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in paragraph 4(c)(iv) hereof, then, in each such case for the purpose of this paragraph
(d), the holders of the Series A and Series B

Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Series A and Series B Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

                    (e) RECAPITALIZATIONS. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this paragraph 4 or paragraph 5), provision shall be made (in form and substance satisfactory to the holders of a majority of the Series A and Series B Preferred Stock then outstanding) so that the holders of the Series A and Series B Preferred Stock shall thereafter be entitled to receive, upon conversion of the Series A and Series B Preferred Stock, such shares or other securities or property of the corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this paragraph 4 with respect to the rights of the holders of the Series A and Series B Preferred Stock after the recapitalization to the end that the provisions of this paragraph 4 with respect to the rights of the holders of the Series A and Series B Preferred Stock after the recapitalization to the end that the provisions of this paragraph 4 (including adjustment of the Conversion Prices then in effect and the number of shares purchasable upon conversion of shares of Series A and Series B Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                    (f) NO IMPAIRMENT. This corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this paragraph 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A and Series B Preferred Stock against impairment.

                    (g)  NO FRACTIONAL SHARES AND CERTIFICATE AS TO
ADJUSTMENTS.

                         (i)  No fractional shares shall be issued upon
conversion of shares of Series A and Series B Preferred Stock. In lieu of fractional shares, this corporation shall pay cash equal to such fraction multiplied by the then fair market value of a share of Common Stock, as determined by the Board of Directors. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series A and Series B Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                         (ii) Upon the occurrence of each adjustment or
readjustment of the Conversion Prices of Series A or Series B Preferred Stock pursuant to this paragraph 4, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of shares of Series A or Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of shares of Series A or Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) and adjustment and readjustment, (B) the Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A or Series B Preferred Stock.

                    (h) NOTICE OF RECORD DATE. In the event of any taking by this corporation of a record of its stockholders for the purpose of determining stockholders who are entitled to receive payment of any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of shares of Series A and Series B Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                    (i)  RESERVATION OF SHARES ISSUABLE UPON CONVERSION.
This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A and Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A and Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A and Series B Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                    (j) NOTICES. Any notice required by the provisions of this paragraph 4 to be given to the holders of shares of Series A and Series B Preferred Stock shall be deemed to be delivered when deposited in the United States mail, postage prepaid, registered or certified, and addressed to each holder of record at his address appearing on the stock transfer books of this corporation.

               5.   MERGER, CONSOLIDATION.

                    (a)  At any time, in the event of:

                         (i)  any consolidation or merger of the
corporation with or into any other corporation in which the stockholders of this corporation own less than a majority of the combined voting power of the surviving corporation, or

                         (ii) a sale of all or substantially all of the
assets of the corporation,

then holders of the Series A and Series B Preferred Stock and the Parity Preferred shall first receive for each share of such stock in cash or in securities received from the acquiring corporation, or in a combination thereof, at the closing of any such transaction, an amount equal to the respective preferential amounts to which such holders would be entitled on liquidation of the corporation, and the remaining proceeds of such transaction shall be distributed as a Shared Allocation (as defined in paragraph 5(b)). Such payments shall be made with respect to the Series A and Series B Preferred Stock (A) by redemption of such shares pursuant to paragraph 3(c) (provided that in such event, (i) the date of closing of such transaction shall, for purposes of this subparagraph, be deemed to be the "Redemption Date" and (ii) only twenty (20) days' prior notice of the date fixed for redemption need be given) or (B) by purchase of such shares of Series A or Series B Preferred Stock by the surviving corporation, entity or person or by a third party. In the event the full amount of such payment is not paid to the holders of the Series A and Series B Preferred Stock and the Parity Preferred upon or immediately prior to such transaction in accordance herewith, then the entire amount payable in respect of the proposed transaction shall be distributed among the holders of the Series A and Series B Preferred Stock and the Parity Preferred in proportion to the full preferential amount each such holder is otherwise entitled to receive.

                    (b) The term "Shared Allocation" shall mean that the holders of shares of Common Stock shall be entitled to receive the amount per share of $3.50 (adjusted to reflect subsequent stock dividends, stock splits or recapitalizations) for each outstanding share of Common Stock held by them. If the remaining consideration to be paid by the acquiring corporation in such transaction is insufficient to permit the payment to such holders of the full aforesaid amounts, then such remaining consideration shall be distributed ratably among the holders of the Common Stock. After payment of such amount to the holders of the Common Stock, the holders of the Series A Preferred Stock, Series B Preferred Stock, and Parity Preferred and Common Stock of this corporation shall share the remaining consideration, if any, to be paid by the acquiring corporation in such transaction in the same proportion as the number of shares of outstanding Common Stock and Common Stock issuable upon conversion of outstanding Series A Preferred Stock, Series B Preferred Stock and Parity Preferred then held by each of them bears to the total number of shares of outstanding Common Stock and Common Stock issuable upon conversion of outstanding Series A Preferred Stock, Series B Preferred Stock, and Parity Preferred.

                    (c) Any securities to be delivered to the holders of the Series A and Series B Preferred Stock pursuant to paragraph 5(a) above shall be valued as follows:

                         (i)  Securities not subject to investment letter or
other similar restrictions on free marketability;

                              (A) If traded on a securities exchange, the value
               shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three
               (3) days prior to the closing;

                              (B) If traded over-the-counter, the value shall
               be deemed to be the average of the closing bid prices of the securities over the 30-day period ending three (3) days prior to the closing; and

                              (C) If there is no public market, the value shall
               be the fair market value thereof, as determined in good faith by the Board of Directors of the corporation.

                         (ii) The method of valuation of securities subject
to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in
(i)(A), (B) or (C) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors of the corporation.

                    (d) In the event the requirements of paragraph 5(a) are not complied with, the corporation shall forthwith either:

                         (i)  cause such closing to be postponed until such
time as the requirements of such subparagraph have been complied with, or

                         (ii) cancel such transaction.

                    (e) The corporation shall give each holder of record of Series A and Series B Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the application thereto of the provisions of this paragraph 5, and the corporation shall thereafter give such holders prompt notice of any material changes in the terms and conditions so described. The transaction shall in no event take place sooner than twenty (20) days after the corporation has given the first notice provided for herein or sooner than ten (10) days after the corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of a majority of the shares of Series A and Series B Preferred Stock then outstanding.

                    (f) In addition to the provisions of this paragraph 5, the holders of Series A and Series B Preferred Stock shall also have the rights set forth in paragraph 7 hereof.

               6. VOTING RIGHTS. Except as herein provided, and as provided by law, the holder of each outstanding share of Series A and Series B Preferred Stock shall have the right to one vote for each share of Common Stock into which each such share of Series A and Series B Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded up to the next highest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of shares of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote, together with holders of shares of Common Stock, with respect to any question upon which holders of shares of Common Stock have the right to vote.

               7. PROTECTIVE PROVISIONS. So long as any shares of Series A and Series B Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of 66 and 2/3% of the then outstanding shares of Series A and Series B Preferred Stock, voting together as a class:

                    (a) (i) sell, lease, exchange, convey or otherwise dispose of or encumber (other than encumbrances made in the ordinary course of business) all or substantially all of its property or business, or (ii) enter into any merger or consolidation with any other corporation in which the stockholders of this corporation own less than a majority of the combined voting power of the surviving corporation; or

                    (b) alter or change the rights, preferences or limitations of the shares of Series A and Series B Preferred Stock; or

                    (c) authorize, create or enter into any agreement providing for the issuance of shares of any class or series having any rights, privileges or preferences superior to or on a parity with the Series A and Series B Preferred Stock, or authorize or create shares of any class or any bonds, debentures, notes or other obligations or securities convertible into, or exchangeable for, or having optional rights to purchase, any shares of the corporation having any such rights, privileges or preferences;

                    (d) increase the authorized number of shares of Series A or Series B Preferred Stock.

               8. STATUS OF CONVERTED OR REDEEMED SHARES. In the event any shares of Series A and Series B Preferred Stock shall be redeemed or converted pursuant to paragraph 3 or 4 hereof, the shares so converted or redeemed shall be returned to the category of authorized but unissued Preferred Stock.

               9. AMENDMENTS. Any term of these Articles of Incorporation relating to the Series A and Series B Preferred Stock may be amended only with the written consent of the corporation and the written consent of the holders of 66 and 2/3% of all shares of Series A and Series B Preferred Stock then outstanding. Any amendment so effected shall be binding upon this corporation and any holder of Series A and Series B Preferred Stock.

                    (C)  Common Stock.

                         1. DIVIDEND RIGHTS. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

                         2. LIQUIDATION RIGHTS. Upon the liquidation, dissolution or winding up of the corporation, the assets of the corporation shall be distributed as provided in Section 2 of Division (B) of this Article IV.

                         3.   REDEMPTION.  The Common Stock is not redeemable.

                         4. VOTING RIGHTS. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                   ARTICLE V

                    A Director of this corporation shall not be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize, with the approval of a corporation's stockholders, further reductions in the liability of the corporation's directors for breach of fiduciary duty, then a Director of this corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended. Any repeal or modification of the foregoing provisions of this Article Fifth by the stockholders of this corporation shall not adversely affect any right or protection of a Director of this corporation existing at the time of such repeal or modification.

                                   ARTICLE VI

                    In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind from time to time any or all of the bylaws of the corporation.

                                  ARTICLE VII

                    This corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statue, and all rights conferred on stockholders herein are granted subject to this reservation.

                    IN WITNESS WHEREOF, DIGITAL MICROWAVE CORPORATION has caused its corporate seal to be affixed hereto and this Restated Certificate of Incorporation to be signed by William E. Gibson, its President, and attested by Robert E. Friess, its Secretary, this 10th day of April, 1987.

(SEAL)                                 DIGITAL MICROWAVE CORPORATION




                                       /s/ WILLIAM E. GIBSON
                                       ----------------------------------------
                                       William E. Gibson
                                       President

Attest: /s/ ROBERT E. FRIESS
        --------------------------
        Robert E. Friess
        Secretary

                          CERTIFICATE OF DESIGNATIONS

                                       of

                 SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                       of

                         DIGITAL MICROWAVE CORPORATION

                        (Pursuant to Section 151 of the

                       Delaware General Corporation Law)

                    ---------------------------------------

     Digital Microwave Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on October 24, 1991:

     RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Restated Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

     Series A Junior Participating Preferred Stock:

     Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be Two Hundred Thousand (200,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; PROVIDED, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

     Section 2.     DIVIDENDS AND DISTRIBUTIONS.

     (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $.01 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend

Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     Section 3. VOTING RIGHTS. The holders of shares of Series A Preferred Stock shall have the following voting rights:

     (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 4.     CERTAIN RESTRICTIONS.

     (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

          (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

          (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

          (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. REACQUIRED SHARES. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Restated Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

     Section 6. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8. NO REDEMPTION. The shares of Series A Preferred Stock shall not be redeemable.

     Section 9. RANK. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

     Section 10. AMENDMENT. The Restated Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting together as a single class.

     IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its Chairman of the Board and Chief Executive Officer and its corporate seal attested by its Secretary this 24th day of October, 1991.

                                       /s/ P. MICHAEL FRIEDENBACH
                                       ----------------------------------------
                                       Name:    P. Michael Friedenbach
                                       Title:   Chairman of the Board and
                                                Chief Executive Officer
[SEAL]






Attest:

/s/ ROBERT E. FRIESS
-------------------------
Secretary

                         CERTIFICATE OF AMENDMENT OF
                  THE RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                        DIGITAL MICROWAVE CORPORATION


          Digital Microwave Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

          DOES HEREBY CERTIFY:

          FIRST: That at a special meeting of the Board of Directors of Digital Microwave Corporation duly held on August 28, 1997, resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the first paragraph of Article IV of this Corporation's Restated Certificate of Incorporation be amended to read in full as follows:

               "This Corporation is authorized to issue two classes of stock to be designated, respectively, "Preferred Stock" and "Common Stock." The total number of shares that this Corporation is authorized to issue is 65,000,000. Five million (5,000,000) shares shall be Preferred Stock, consisting of 200,000 shares designated Series A Junior Participating Preferred Stock, and
          sixty million (60,000,000) shares shall be Common Stock.   The
          Preferred Stock shall have a par value of $.01 per share; the Common Stock shall have a par value of $.0l per share.

               Upon the filing of this Certificate of Amendment to the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the "Effective Time"), each share of Common Stock of this Corporation issued and outstanding immediately prior to the Effective Time shall be changed and converted into two (2) shares of Common Stock of this Corporation."

          SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute was voted in favor of the amendment.

          THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.


          IN WITNESS WHEREOF, Digital Microwave Corporation has caused this certificate to be signed by Carl A. Thomsen, its Vice President, Chief Financial Officer and Secretary this 5th day of November, 1997.


                                   BY:  /s/ CARL A. THOMSEN
                                        ---------------------------------------
                                        Carl A. Thomsen
                                        Vice President, Chief Financial Officer
                                        and Secretary

                            CERTIFICATE OF AMENDMENT OF
                     THE RESTATED CERTIFICATE OF INCORPORATION
                                         OF
                           DIGITAL MICROWAVE CORPORATION


          Digital Microwave Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

          DOES HEREBY CERTIFY:

          FIRST: That at a special meeting of the Board of Directors of Digital Microwave Corporation duly held on January 23, 1998, resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the first paragraph of Article IV of this Corporation's Restated Certificate of Incorporation be amended to read in full as follows:

                   "This Corporation is authorized to issue two classes of
              stock to be designated, respectively, "Preferred Stock" and "Common Stock." The total number of shares that this Corporation is authorized to issue is 100,000,000. Five million (5,000,000) shares shall be Preferred Stock, consisting of 200,000 shares designated Series A Junior Participating Preferred Stock, and ninety-five million (95,000,000) shares shall be Common Stock. The Preferred Stock shall have a par value of $.01 per share; the Common Stock shall have a par value of $.0l per share.

          SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute was voted in favor of the amendment.

          THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

          IN WITNESS WHEREOF, Digital Microwave Corporation has caused this certificate to be signed by Carl A. Thomsen, its Vice President, Chief Financial Officer and Secretary this 24th day of March, 1998.


                              BY:  /s/ CARL A. THOMSEN
                                   -----------------------------------
                                   Carl A. Thomsen
                                   Vice President, Chief Financial Officer
                                   and Secretary


                                   2